Exhibit 10.2

AMENDMENT TO THE
ENSCO INTERNATIONAL INCORPORATED
1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

WHEREAS, the Board of Directors of ENSCO International Incorporated, a Delaware corporation, (the "Company") adopted the ENSCO International Incorporated 1996 Non-Employee Directors Stock Option Plan effective February 21, 1996, (which, as previously amended from time to time, is referred to herein as the "Plan"), and

WHEREAS the Board of Directors of the Company has approved this Amendment to the Plan effective as of the 31st day of May, 2006 in order to (i) provide deferred vesting and deferred expiration of stock options issued pursuant to the Plan as provided hereinbelow, and (ii) provide for a participant's right to designate a beneficiary to succeed to certain rights under the Plan in the event of his death, which amendment conforms to similar provisions of the Company's 2005 Long-Term Incentive Plan, as amended, and the Company's 1998 Incentive Plan, as amended.

NOW, THEREFORE, pursuant to a resolution of the Board of Directors of the Company unanimously adopted and approved on the 9th day of May, 2006, the Plan hereby is amended as follows:

1)     Section 9 is amended in its entirety to read as follows:

        9.     RIGHTS IN EVENT OF DEATH OR DISABILITY. If a participant dies or becomes disabled prior to termination of his right to exercise an option in accordance with the provisions of his stock option agreement without having totally exercised the option, the option may be exercised to the extent the participant could have exercised the option on the date of his death or disability at any time prior to the earlier of the dates specified in Section 8(a) or (b) hereof by (i) the individual designated by the participant pursuant to this Section as his beneficiary, or by the executor or administrator of the participant's estate if the default provisions of this Section become applicable, or (ii) the participant or his personal representative in the event of participant's disability, subject to the other terms of the Plan and applicable laws, rules and regulations. To the extent the option is not entitled to be exercised on the date of the participant's death, or if the option is not exercised within the time specified herein, the option shall terminate. For purposes of the Plan, the Board shall determine the date of disability of a participant.

        A participant shall designate a primary and contingent beneficiary who shall in the event of the participant's death succeed to the participant's right to exercise his options under the terms and during the period specified in this Section. The designation of beneficiary will control the exercise rights, if any, with respect to all outstanding options the participant holds on the date of his death. If the primary beneficiary and contingent beneficiary, if any, designated by the participant in his then-effective beneficiary designation predecease the participant, or if the participant fails to file a designation of beneficiary with the Director-Compensation & Benefits of the Company, the executor or the administrator of the participant's estate shall succeed to the participant's rights described in this Section. A participant may only have one applicable beneficiary designation on file with the Company with regard to options. A participant may revoke any designation of beneficiary on file with the Director-Compensation & Benefits by filing a new designation of beneficiary with the Director-Compensation & Benefits. The most recent designation of beneficiary filed by a participant with the Director-Compensation & Benefits will supersede any previously filed designation of beneficiary.

2)     Section 13 is amended in its entirety to read as follows:

        13.     NON-ASSIGNABILITY. Options may not be transferred other than (i) by a then-effective beneficiary designation or the default provisions of Section 9 in the event of a participant's death, or (ii) in the case of any holder after the participant's death, only by will or by the laws of descent and distribution. Except as otherwise provided in the Plan, during a participant's lifetime, options granted to a participant may be exercised only by the participant.

3)     A new Section 19 is added to read as follows:

        19.     EFFECT OF COMPANY BLACKOUT PERIODS. The Company has established the ENSCO Securities Trading Policy and Procedure (the "Policy") relative to disclosure and trading on inside information as described in the Policy. Under the Policy, Non-Employee Directors are prohibited from trading Company securities during certain "blackout periods" as described in the Policy. In respect to any Non-Employee Director subject to a blackout period under the Policy, if the date on which an Option Period will expire falls within a blackout period imposed by the Policy, the applicable Option Period described in Section 8 hereof shall automatically be extended by this Section 19 to the second United States business day immediately following the last day of the applicable blackout period. The Board shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall the term of any Option expire during an imposed blackout period.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has caused this Amendment to be executed effective as of the 31st day of May, 2006.

ENSCO INTERNATIONAL INCORPORATED /s/ Charles A. Mills By: Charles A. Mills Its: Vice President - Human Resources and Security

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